Exhibit 10.1

AMENDMENT NO. 4

THIS AMENDMENT NO. 4 (this “Amendment”), dated as of March 24, 2005, is among Superior Commerce LLC (“Seller”), SCP Distributors LLC, as initial Servicer, JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), individually (“JPMorgan Chase”), Jupiter Securitization Corporation (“Conduit” and, together with Bank One, NA (Main Office Chicago) the “Purchasers”) and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), as agent for the Purchasers (the “Agent”), and pertains to that certain RECEIVABLES PURCHASE AGREEMENT dated as of March 27, 2003 by and among the parties hereto other than the Performance Guarantor (as has been amended prior to the date hereof, the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENTS

Seller has requested that the Agent and the Purchasers amend certain provisions of the Agreement; and

The Agent and the Purchasers are willing to amend the requested provisions on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.

(a)     The definitions in Exhibit I to the Agreement of the terms set forth below are hereby amended and restated in their entirety to read as follows:

“Facility Termination Date” means the earliest of (i) March 23, 2006, (ii) the Liquidity Termination Date and (iii) the Amortization Date.

“Funding Agreement” means any agreement or instrument executed by any Funding Source with or for the benefit of Conduit, including, without limitation, that certain Asset Purchase Agreement dated as of March 24, 2005 by and between Conduit and JPMorgan Chase Bank, N.A., individually and as Agent, as the same may be amended, restated or otherwise modified from time to time.

(b)    All references in the Agreement to “Bank One” or to “Bank One, NA” are hereby replaced with “JPMorgan Chase” and “JPMorgan Chase Bank, N.A.,” respectively.

(c)     Each of Section 13.1 through and including 13.5 of the Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally Deleted]”.

(d)    The reference to “13.1” in numbered paragraph 7 of Exhibit VII to the Agreement is hereby deleted, and all other references in the Agreement to “Article XIII” or “Section 13.1” are hereby replaced with “a Funding Agreement.”

(e)     Each of the following definitions in the Existing Agreement is hereby deleted in its entirety:

“Acquisition Amount”

“Adjusted Liquidity Price”

“Conduit Residual”

“Conduit Transfer Price”

“Conduit Transfer Price Reduction”

“Defaulting Financial Institution”

“Non-Defaulting Financial Institution”

“Reduction Percentage”

(f)	The following new Section 4.6 is hereby inserted into the Agreement:

Section 4.6. Liquidity Agreement Fundings. The parties hereto acknowledge that Jupiter may put all or any portion of its Purchaser Interests to the Financial Institutions at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under the Liquidity Agreement to the extent available. The fundings under the Liquidity Agreement will accrue interest at the Discount Rate in accordance with this Article IV. Regardless of whether a funding of Purchaser Interests by the Financial Institutions constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under the Liquidity Agreement of a Purchaser Interest originally funded by Jupiter or the sale of one or more participations or other interests under the Liquidity Agreement in a Purchaser Interest originally funded by Jupiter, each Financial Institution participating in a funding of a Purchaser Interest shall have the rights and obligations of a “Purchaser” hereunder with the same force and effect as if it had directly purchased such Purchaser Interest from Seller hereunder.”

Section 2.        Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment each of such Seller Party’s representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.        Conditions Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent (i) of counterparts hereof duly executed by each of the parties hereto and (ii) an extension fee in an amount equal to $25,000.

Section 4.	Miscellaneous.

(a)THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(b)EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

(c)EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT.

(d)    Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Each of the Agreement and the Performance Undertaking is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(e)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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(a)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SUPERIOR COMMERCE LLC

By:	/s/ Stephen D. Prados

Name: Stephen D. Prados

Title:	President

SCP DISTRIBUTORS LLC

By: /s/ Craig K. Hubbard

Name: Craig K. Hubbard

Title: Secretary and Treasurer

JUPITER SECURITIZATION CORPORATION

By: /s/ Maureen E. Marcon

Authorized Signatory

JPMORGAN CHASE BANK, N.A.,

as a Financial Institution and as Agent

By: /s/ Maureen E. Marcon

Its: